                                                                    Exhibit 10.1



                            INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 5th day of July 2000, by and between The Goldman Sachs Group, Inc., a Delaware corporation ("GS Inc."), and each of the Indemnitees listed on the signature pages to this Agreement (each, an "Indemnitee", and collectively, the "Indemnitees") as such signature pages may be amended and supplemented from time to time pursuant to the terms of this Agreement.

                                   WITNESSETH

                  WHEREAS, GS Inc. has filed and proposes to file registration statements with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") for the public offering and sale (the "Public Offerings") of securities of GS Inc., which Securities may include shares of its common stock (including shares to be sold by stockholders of GS Inc. or issuable in connection with employee benefit plans), debt securities (including medium-term notes), guarantees, back-up undertakings, rights, options, warrants, preferred stock and/or any other securities of GS Inc. (or interests in any employee benefit plan sponsored by or established by GS Inc.) approved by, or pursuant to action of, the Board of Directors of GS Inc. (the "Securities");

                  WHEREAS, GS Inc. and/or stockholders of GS Inc. has sold and may in the future sell Securities in transactions not requiring registration under the Securities Act, including, without limitation, in private placements, pursuant to Rule 144 or Rule 144A under the Securities Act and pursuant to Regulation S under the Securities Act ("Unregistered Offerings" and, together with "Public Offerings," the "Sales");

                  WHEREAS, GS Inc. has in the past requested and will in the future request certain of the Indemnitees to execute registration statements in the capacity or capacities listed or to be listed in registration statements, to act as an attorney-in-fact in connection with Sales and to take other actions in connection with such registration statements and Sales; and

                  WHEREAS, each Indemnitee is one of the following: (i) an officer or director of GS Inc. or (ii) a person requested or authorized by the Board of Directors of GS Inc. or any committee thereof to take actions on behalf of GS Inc. in connection with a Sale.

                  NOW, therefore, in consideration of each Indemnitee's acting and agreeing to act in the capacities referred to above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. General. GS Inc. will indemnify and hold harmless each Indemnitee against any Losses (as hereinafter defined), joint or several, to which such Indemnitee may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Offering Circular (in each case, as defined below) or any preliminary prospectus or preliminary Offering Circular, prospectus, or prospectus supplement or Offering Circular supplement comprising a part thereof or relating thereto, or any amendment or supplement to any of the foregoing documents (collectively, the "Offering Documents") or any untrue or alleged untrue oral statement relating to any offering contemplated by any Offering Document, arise out of or are based upon an omission or alleged omission to state in any Offering Document or such oral statement a material fact required to be stated therein or necessary to make the statements in any Offering Document or such oral statement not misleading, or arise out of or are based upon or asserted against any Indemnitee in connection with such Indemnitee's acting in the capacity of attorney-in-fact or any other authorized capacity in connection with any Sale; provided, however, that GS Inc. shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to such Indemnitee made in any Offering Document or such oral statement in reliance upon and in conformity with written information relating to such Indemnitee furnished to GS Inc. by such Indemnitee expressly for use therein. "Registration Statement" means any registration statement previously filed or hereafter filed by GS Inc. under the Securities Act on any applicable form (including Forms S-8 and S-4) for the registration of any Securities under the Securities Act, and shall include any amendment, post-effective or otherwise, thereto and any related registration statement filed pursuant to Rule 462 under the Securities Act. "Offering Circular" means any offering document or instrument previously used or hereafter used by GS Inc. to offer or sell any Securities in a transaction or series of transactions not requiring registration under the Securities Act, including, without limitation, any private placement memorandum or offering circular relating to an offering of Securities made pursuant to Regulation S.

                  Notwithstanding the foregoing provisions of this Section 1, GS Inc. and each Indemnitee agree that insofar as indemnification for liabilities arising under the Securities Act may be permitted under this Agreement to an Indemnitee who is a director, officer or controlling person of GS Inc., in the event that a claim for indemnification against such liabilities is made by such an Indemnitee (other than the payment by GS Inc. of expenses incurred or paid by such Indemnitee in the successful defense of any action, suit or proceeding) in connection with a Registration Statement, GS Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and GS Inc. and such Indemnitee will be governed by the final adjudication of such question.

                  2. Losses. As used in this Agreement, the term "Losses" shall include, without limitation, damages, losses, claims, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigation costs, defense preparation costs, costs of preparing for and presenting evidence or testimony, and any expenses of establishing a right to indemnification under this Agreement. The term "Losses" shall not include taxes except to the extent taxes are imposed in respect of payments otherwise made pursuant to this Agreement, in which case such Indemnitee's Losses shall include an amount not greater than the net taxes payable (taking into account any deductions, credits or other tax benefits available to such Indemnitee as a result of the Losses in respect of which such payment is made and the payment of the taxes imposed in respect of such payment).

                  3. Enforcement. Subject to the provisions of the second paragraph of Section 1 hereof, if a claim or request by an Indemnitee under this Agreement is not paid by GS Inc. or on its behalf, within thirty (30) days after a written claim or request has been received by GS Inc. and, if applicable, the written undertaking in Section 5 hereof has been received by GS Inc., such Indemnitee may at any time thereafter commence an arbitration proceeding in accordance with Section 9 hereof against GS Inc. to recover the unpaid amount of the claim or request and, if successful in whole or in part, such Indemnitee shall be entitled to be paid also the expenses of prosecuting such proceeding.

                  4. Partial Indemnification; Contribution. If an Indemnitee is entitled under any provision of this Agreement to indemnification by GS Inc. for some or a portion of any Losses, but not for the total amount thereof, GS Inc. shall nevertheless indemnify such Indemnitee for the portion of such Losses to which such Indemnitee is entitled. If the indemnification provided for in this Agreement is insufficient or unavailable for any reason, GS Inc. shall contribute to relevant Losses to the maximum extent permitted by law.

                  5. Expenses. Expenses incurred by an Indemnitee in connection with any proceeding shall be paid by GS Inc. upon request of such Indemnitee that GS Inc. pay such expenses, but only upon receipt by GS Inc. of (i) in the case of a Public Offering, a written undertaking by or on behalf of such Indemnitee to reimburse GS Inc. for expenses if and to the extent that it is ultimately determined that such indemnification is not permitted by the Securities Act (and that contribution is unavailable with respect to such payments) and (ii) satisfactory evidence of the amount of such expenses.

                  6. Notice of Claim. Each Indemnitee shall promptly notify GS Inc. in writing of any claim against such Indemnitee for which indemnification will or could be sought under this Agreement. In addition, each Indemnitee shall give GS Inc. such information and cooperation as it may reasonably require and as shall be within such Indemnitee's power and at such times and places as are not unduly burdensome for such Indemnitee.

                  7. Defense of Claim. With respect to any proceeding as to which an Indemnitee notifies GS Inc. of the commencement thereof:

                  (a) GS Inc. will be entitled to participate at its own expense;

                  (b) subject to Section 7(c) hereof, GS Inc. shall not, in connection with any proceeding or related proceedings in the same jurisdiction against any Indemnitee and any other Indemnitees, be liable to such Indemnitee and such other Indemnitees for the fees and expenses of more than one separate law firm (in addition to a single firm of local counsel);

                  (c) except as otherwise provided below, to the extent that it may wish, GS Inc. will be entitled to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, which in GS Inc.'s sole discretion may be regular counsel to GS Inc. and may be counsel to other Indemnitees. The Indemnitees also shall have the right to employ one separate counsel for such Indemnitees in such action, suit or proceeding if such Indemnitees reasonably conclude that if they did not there would be a conflict of interest between GS Inc. and such Indemnitees, and under such circumstances the fees and expenses of such counsel shall be paid by GS Inc.; and

                  (d) GS Inc. shall not be liable to indemnify an Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without GS Inc.'s written consent. GS Inc. shall not settle any action, suit or proceeding in any manner which would impose any cost or limitation on an Indemnitee or would admit fault by an Indemnitee without such Indemnitee's written consent. No Indemnitee shall settle any action, suit, or proceeding without the prior written consent of GS Inc. Neither GS Inc. nor an Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

                  8. Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of or affected in any way by any other right which an Indemnitee may have or hereafter may acquire under any statute, certificate of incorporation, by-laws, agreement, arrangement, resolution or instrument providing indemnification or expense payment, except that any payments otherwise required to be made by GS Inc. hereunder shall be offset by any and all amounts received by an Indemnitee from any other indemnitor or under one or more liability insurance policies maintained by an indemnitor or otherwise and shall not be duplicative of any other payments received by an Indemnitee from GS Inc. in respect of the matter giving rise to the indemnity hereunder. When an Indemnitee is entitled to indemnification, expense advancement or reimbursement under this Instrument and any other agreement, arrangement, resolution or instrument of GS Inc., the Indemnitee may choose to pursue its rights under one or more, but less than all, of such applicable agreements, arrangements, resolutions or instruments, in which case such Indemnitee need only comply with the standards and procedures of the agreements, arrangements, resolutions or instruments under which it chooses to pursue its rights.

                  9.       Arbitration.

                  (a) Subject to the provisions of the second paragraph of
         Section 1 and Section 9(b) hereof, any dispute, controversy or claim between an Indemnitee and GS Inc. arising out of or relating to or concerning the provisions of this Agreement shall be finally settled by arbitration in New York City before, and in accordance with the rules then applying of, the New York Stock Exchange, Inc. ("NYSE") or, if the NYSE declines to arbitrate the matter or the matter is not otherwise arbitrable before it, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA.

                  (b) Notwithstanding the provision of Section 9(a) and in addition to its right to submit any dispute or controversy to arbitration, GS Inc. may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the State of Delaware, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily or permanently enforcing the provisions of this Agreement or to enforce an arbitration award, and, for the purposes of this
         Section 9(b), each Indemnitee (i) expressly consents to the application of Section 9(c) hereof to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints each General Counsel of GS Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington,

         Delaware 19801 as such Indemnitee's agent for service of process in connection with any such action or proceeding, who shall promptly advise such Indemnitee of any such service of process.

                  (c) (i) EACH INDEMNITEE HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT THAT IS NOT OTHERWISE ARBITRATED ACCORDING TO THE PROVISIONS OF SECTION 9(a) HEREOF. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The parties acknowledge that the forum designated by this Section 9(c) has a reasonable relation to this Agreement, and to the parties' relationship with one another. Notwithstanding the foregoing, nothing herein shall preclude GS Inc. from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 9.

                  (ii) The agreement of an Indemnitee as to forum is independent of the law that may be applied in the action, and each Indemnitee agrees to this forum even if the forum may under applicable law choose to apply non-forum law. Each Indemnitee hereby waives, to the fullest extent permitted by applicable law, any objection which such Indemnitee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 9(c)(i). The parties undertake not to commence any action arising out of or relating to this Agreement in any forum other than the forum described in this Section 9(c). The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the parties.

                  10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation), heirs, executors and administrators.

                  11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  12. Amendment. Each party understands that from time to time certain other persons may become Indemnitees and certain Indemnitees will cease to be Indemnitees to the extent provided in this Section 12. Accordingly, this Agreement may be amended by action of GS Inc. from time to time to add additional Indemnitees, without the approval of any other person other than such proposed additional Indemnitees, each of whom shall execute a counterpart of the signature page of this Agreement. This Agreement may also be amended by action of GS Inc. and without the approval of any other person to remove an Indemnitee; provided that such amendment shall not be effective unless GS Inc. has provided 30 days prior written notice to the Indemnitee and, in any event, such amendment shall not affect any rights of such Indemnitee to be indemnified in respect of Losses associated with the acts, omissions or status of such Indemnitee through the effective date of such termination (including the right to subsequent indemnification and expense advancement and reimbursement relating to such acts, omissions or status).

                  13. Waiver of Breach. The failure or delay of a party at any time to require performance by any other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

                  14. Severability. GS Inc. and each Indemnitee agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between GS Inc. and such Indemnitee. Consequently, GS Inc. and each Indemnitee hereto agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

                  15. Notices. Any communication, demand or notice to be given hereunder will be duly given when delivered in writing by hand or first class mail to GS Inc. at its principal executive office or to an Indemnitee at its last address appearing in the business records of GS Inc. (or to such other addresses as a party may designate by written notice to GS Inc.).

                  16. No Assignments. No Indemnitee may assign its rights or delegate obligations under this Agreement without the prior written consent of GS Inc. Any assignment or delegation in violation of this Section 16 shall be null and void.

                  17. No Third Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

                  18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

                                        THE GOLDMAN SACHS GROUP, INC.


                                        By:      /s/ Gregory K. Palm
                                        Name: Gregory K. Palm
                                        Title:   Executive Vice President and
                                                 General Counsel



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